UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On April 30, 2015, Epiq Systems, Inc. (“Epiq”) entered into the Third Amendment (“Third Amendment”) to its existing Credit Agreement, dated August 27, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of March 26, 2014, and that certain Second Amendment to Credit Agreement dated as of January 26, 2015, the “Existing Credit Facility”), among Epiq, certain of its domestic subsidiaries party thereto as guarantors, and KeyBank National Association, as administrative agent and in its capacity as the initial incremental term lender.

Under the Third Amendment, the incremental term commitment and incremental term loan were increased by an aggregate principal amount of $75,000,000. Immediately after giving effect to the funding of the incremental term loan, the aggregate amount of the term loan under the Existing Credit Facility is approximately $370,000,000. The Amendment also provides for repayment of the incremental term loan in twenty-one (21) quarterly payments of principal of $912,543, commencing on June 30, 2015, with the remaining principal balance of the term loan due upon the maturity date of such loan in August 2020.

The Third Amendment was entered into to fund Epiq’s previously announced acquisition of 100% of the equity interests of Iris Data Services, Inc., a Texas corporation (“Iris Data Services”) and 100% of the equity interests of the German and United Kingdom subsidiaries of Iris Data Services (the “Acquisition”) on April 30, 2015 as described under Item 2.01 hereunder.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 30, 2015, Epiq and two of its wholly-owned subsidiaries, Epiq Systems Acquisition, Inc., a New York corporation (“Buyer”), and Epiq Systems, Ltd., a private limited company organized and existing under the laws of the United Kingdom (“UK Buyer”), completed the Acquisition pursuant to the Stock Purchase Agreement (including its related exhibits, schedules, and ancillary agreements, the “Agreement”), dated April 7, 2015, by and among Epiq, Buyer, UK Buyer, Iris Data Services, R. Kent Teague II, an individual resident of the State of Texas (the “Seller”), and certain key participants.

Under the terms of the Agreement, Epiq Systems acquired Iris Data Services for a total cash payment of $134 million subject to certain post-closing adjustments. Of the aggregate consideration, approximately $67 million (less an amount placed in escrow as described below) was paid to the Seller, and the remaining $67 million (less an amount placed in escrow as described below) was distributed by Iris Data Services to participants in the Amended and Restated Iris Data Services, Inc. Participation Plan effective April 7, 2015, in accordance with the terms of the plan and the Agreement. In addition, of the aggregate consideration, approximately $13 million was placed in escrow for fifteen months after the closing as security for potential future indemnification claims. The Acquisition was funded with existing cash and borrowings under the Third Amendment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is hereby incorporated in this Item 2.03.

Item 8.01. Other Events.

On May 4, 2015, Epiq Systems issued a press release announcing the completion of the Acquisition and the entry into the Third Amendment to the Existing Credit Facility. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following item are filed as exhibits to this Current Report on Form 8-K.

Exhibit 2.1*	Stock Purchase Agreement, dated April 7, 2015, by and among Epiq Systems, Inc., Epiq Systems Acquisition, Inc., Epiq Systems, Ltd., Iris Data Services, Inc., R. Kent Teague II, and certain key participants.

Exhibit 10.1	Third Amendment, dated April 30, 2015, to the Existing Credit Facility dated as of August 27, 2013 (and amended by that certain First Amendment to Credit Agreement dated as of March 26, 2014, and that certain Second Amendment to Credit Agreement dated as of January 26, 2015), among Epiq Systems, Inc., the domestic subsidiaries named therein as guarantors, and KeyBank National Association as administrative agent and in its capacity as the initial incremental term lender as defined therein.

Exhibit 99.1	Epiq Systems, Inc. Press release issued May 4, 2015, announcing the completion of the acquisition of Iris Data Services, Inc. and the entry into the Third Amendment to the Existing Credit Facility.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Epiq Systems, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: May 4, 2015	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated April 7, 2015, by and among Epiq Systems, Inc., Epiq Systems Acquisition, Inc., Epiq Systems, Ltd., Iris Data Services, Inc., R. Kent Teague II, and certain key participants (incorporated by reference from Exhibit 2.1 to Epiq System Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 28, 2015).

10.1	Third Amendment, dated April 30, 2015, to the Existing Credit Facility dated as of August 27, 2013 (and amended by that certain First Amendment to Credit Agreement dated as of March 26, 2014, and that certain Second Amendment to Credit Agreement dated as of January 26, 2015), among Epiq Systems, Inc., the domestic subsidiaries named therein as guarantors, and KeyBank National Association as administrative agent and in its capacity as the initial incremental term lender as defined therein.

99.1	Epiq Systems, Inc. Press release issued May 4, 2015, announcing the acquisition of Iris Data Services, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Epiq Systems, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.